UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2012

COMPUTER SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 876-1000

___________________________Not Applicable_______________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On December 28, 2012, Computer Sciences Corporation (“CSC”) and CSC Credit Services, Inc., a wholly owned subsidiary of CSC (“CRSV”), completed the previously announced divestiture of CRSV's credit services business to Equifax Information Services LLC (“Equifax”). The purchase price paid by Equifax to CRSV at closing was $1,000,854,192.18 in cash, subject to customary post-closing adjustments.
On December 1, 2012, CSC, CRSV, Equifax Inc. (“EFX”) and Equifax entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). A copy of the Asset Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by CSC on December 3, 2012 and is incorporated herein by reference. Reference is made to the full text of Asset Purchase Agreement for a description of the terms of the disposition.
CSC has determined that pro forma financial information giving effect to the transaction is not required and, therefore, is not included in this Current Report on Form 8-K and will not be provided.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of December 1, 2012, by and among Computer Sciences Corporation, CSC Credit Services, Inc., Equifax Inc. and Equifax Information Services LLC (incorporated by reference to Exhibit 10.1 to CSC’s current report on Form 8-K filed on December 3, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 28, 2012	By:	/s/ Paul Saleh
Paul Saleh
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of December 1, 2012, by and among Computer Sciences Corporation, CSC Credit Services, Inc., Equifax Inc. and Equifax Information Services LLC (incorporated by reference to Exhibit 10.1 to CSC’s current report on Form 8-K filed on December 3, 2012).